UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2022

Cannabis Sativa, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53571	20-1898270
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

PO Box 1602

Mesquite, Nevada 89024

(Address of Principal Executive Offices) (Zip Code)

Phone: (702) 763-3123

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a- l2 under the Exchange Act ( 17 CFR 240. l4a- l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On August 31, 2022, the Company completed the acquisition of Mesquite Management LLC (“Mesquite”), a Nevada Limited Liability company with offices at 450 Hillside Drive, #A224, Mesquite, NV 89027.  The Company has had a contractual relationship with Mesquite for several years to assist with various administrative functions and provide banking services, including maintenance of bank accounts for the company, check writing (subject to authorization and approval of the Company) and other similar administrative functions.  In order to better streamline operations and provide for improved internal control over Company banking, the Company elected to acquire 100% of Mesquite and consolidate the operations of Mesquite with the operations of the Company effective on the acquisition date of August 31, 2022.  The Company paid $9,308.73 for the acquisition.

Effective August 31, 2022, Mesquite is now a wholly owned subsidiary of the Company.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannabis Sativa, Inc

/s/ David Tobias	September 1, 2022
By: David Tobias	Date
Its: Chief Executive Officer